Morgan Stanley Mid-Cap Value Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security     Date    Price    Shares   %of     Total        Purcha   Broker
             of      Of       Purcha   Assets  Issued       sed
             Purcha  Shares   sed                           By
             se                                             Fund
Anthem       10/29/   $36.00    900    0.109%  $1,029,600,  0.003%   Goldma
               01                                  000               n
                                                                     Sachs
Aramark      12/5/0   $23.00   7,900   0.465%  $690,000,00  0.026%   Goldma
                1                                   0                n
                                                                     Sachs
King         11/1/0   $38.00   3,200   0.396   $779,000,00  0.016%   First
Pharmaceuti     1                                   0                Boston
cals Inc.
Triton PCS   12/6/0   $30.55   4,100   0.326%  $219,960,00  0.057%   Salomo
                1                                   0                n
                                                                     Smith
                                                                     Barney
Polycom      01/29/   $31.20   4,100   0.252%  $218,400,00  0.059%   Thomas
               02                                   0                Weisel
Carolina     01/31/   $28.00   4,900   0.265%  $980,000,00  0.014%   Salomo
Group          02                                   0                n
                                                                     Smith
                                                                     Barney